Exhibit 99.1

Herbalife Ltd. Announces Record Second Quarter, Raises FY’10 Guidance and Increases Quarterly Dividend

  Worldwide volume growth of 19.9 percent including U.S. volume growth of 21.8 percent compared to the prior year period.
  Second quarter EPS increased 71.4 percent to $1.32 compared to the prior year period.
  Raises FY’10 EPS guidance to a range of $4.30 to $4.40 on higher volume and net sales growth.
  Repurchased 1.1 million shares during the quarter under the existing $1 billion authorization
  Board of Directors authorizes increase in quarterly cash dividend from $0.20 to $0.25.

LOS ANGELES--(BUSINESS WIRE)--August 2, 2010--Herbalife Ltd. (NYSE:HLF) today reported second quarter net sales increased 20.5 percent to $688.8 million. The record revenue reflects volume point growth of 19.9 percent and an increase in Average Active Sales Leaders of 11.9 percent, both compared to the second quarter of 2009.

For the quarter ended June 30, 2010, the company reported net income of $81.9 million, or $1.32 per diluted share compared to $48.3 million or $0.77 per diluted share in the second quarter of 2009, primarily reflecting the contribution margin from higher volume combined with a lower effective tax rate, partially offset by the impact of foreign currency fluctuations.

For the quarter ended June 30, 2010, the company generated cash flow from operations of $83.0 million, paid dividends of $12.0 million, invested $12.3 million in capital expenditures and repurchased $51.2 million in common stock. The company’s net debt balance at the end of the second quarter was $73.1 million, reflecting an improvement of $26.4 million from December 31, 2009.

“This quarter our distributors have truly outdone themselves and delivered the three highest months of volume in our 30-year history, which far exceeded even our most optimistic expectations,” said Chairman and Chief Executive Officer Michael O. Johnson. “Not only was our growth broad-based, but some of the countries we have been operating in the longest like the United States, Mexico and Korea are each experiencing double-digit growth even though they have been open 30, 20 and 15 years respectively. These results demonstrate the opportunity in front of us as our distributors continue to build sustainable businesses with long-term customers.”

During the second quarter the company hosted approximately 43,000 people at Extravaganzas in Nanjing, China, Rio de Janiero, Brazil and Singapore.

Second Quarter 2010 Regional Key Metrics1, 2

Regional Breakdown
	2Q'10			2Q'10
	Volume		2Q'10	Average Active
Region	Points	% Chg	Average Active	Sales Leaders
	(Mil)	(Y/Y)	Sales Leaders	% Chg (Y/Y)
North America	242.8	21.1%	49,120	15.0%
Asia Pacific	191.6	52.8%	34,871	36.1%
EMEA	127.5	8.6%	32,904	3.3%
Mexico	137.8	10.8%	36,848	9.5%
South & Central America	96.2	(1.9%)	27,173	0.7%
China	41.2	25.7%	6,676	4.9%
Worldwide Total	837.1	19.9%	180,132	11.9%

Emerging and Established Market Breakdown
	2Q'10			2Q'10
	Volume		2Q'10	Average Active
Region	Points	% Chg	Average Active	Sales Leaders
	(Mil)	(Y/Y)	Sales Leaders	% Chg (Y/Y)

Emerging Markets	417.9	16.2%	100,349	11.3%
Established Markets	419.2	23.8%	87,517	13.5%

Updated 2010 Guidance

Based on current business trends, the company’s third quarter 2010 and fiscal 2010 guidance is provided below.

Third Quarter - The company’s third quarter 2010 diluted earnings per share guidance range is $0.99 to $1.03 on volume point and net sales growth of 13.0 percent to 15.0 percent compared to the same period in 2009 and an effective tax rate range of 30.5 percent to 31.5 percent. The company’s third quarter 2010 capital expenditures are expected to be in the range of $20.0 million to $25.0 million.

Fiscal 2010 - The company’s new full-year diluted earnings per share guidance is $4.30 to $4.401 on volume point growth of 12.0 percent to 14.0 percent and a net sales increase of 15.0 percent to 17.0 percent compared to 2009, respectively, along with an effective tax rate range of 29.0 percent to 30.0 percent3. Full-year 2010 capital expenditures are expected to be in the range of $70.0 million to $80.0 million.

1 “Emerging” markets are being defined as those countries which the World Bank categorizes as having “low” or “medium” GDP per capita, while “Established” are those that the World Bank considers to have “high” GDP per capita.

2 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

3 FY’10 guidance excludes the impact from the first quarter implementation of highly inflationary accounting in Venezuela.

Dividend Update

The company’s board of directors has authorized a 25 percent increase in the quarterly cash dividend from $0.20 to $0.25 per share to shareholders of record effective August 12, 2010, payable on August 26, 2010.

“The company’s first priority with cash flow generated from operations has always been to make investments in initiatives that enhance and support our distributors in growing their business,” said Chief Financial Officer John DeSimone. “With the company’s strong financial position and positive outlook, we believe we will be able to continue to make significant additional investments in our business while at the same time accelerating returns to shareholders through this increase in our cash dividend and the continued execution of our $1.0 billion share buyback authorization.“

Second Quarter Earnings Conference Call

Herbalife's senior management team will host an investor conference call Tuesday, August 3, 2010 at 8 a.m. PDT (11 a.m. EDT) to discuss its recent financial results and provide an update on current business trends.

The dial-in number for this conference call for domestic callers is 866-903-5314 and 706-634-5671 for international callers (conference ID 82531104). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing 800-642-1687 for domestic callers or 706-645-9291 for international callers (playback ID 66642385). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 73 countries through a network of approximately 2.1 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s Web site contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.herbalife.com. The company encourages investors to visit its Web site from time to time, as information is updated and new information is posted.

Disclosure Regarding Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

• any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment
• our relationship with, and our ability to influence the actions of, our distributors;
• improper action by our employees or distributors in violation of applicable law;
• adverse publicity associated with our products or network marketing organization;
• changing consumer preferences and demands;
• our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;
• the competitive nature of our business;
• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and network marketing program including the direct selling market in which we operate;
• third party legal challenges to our network marketing program;
• risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, pricing and currency devaluation risks, especially in countries such as Venezuela;
• uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
• our inability to obtain the necessary licenses to expand our direct selling business in China;
• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies
• our dependence on increased penetration of existing markets;
• contractual limitations on our ability to expand our business;
• our reliance on our information technology infrastructure and outside manufacturers;
• the sufficiency of trademarks and other intellectual property rights;
• product concentration;
• changes in tax laws, treaties or regulations, or their interpretation;
• taxation relating to our distributors;
• product liability claims; and
• whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Six Months Ended
	6/30/2010	6/30/2009	6/30/2010		6/30/2009

North America	$166,437	$138,389	$317,696		$261,464
Mexico	80,918	66,352	152,767		125,591
South and Central America	82,797	85,404	174,126		160,668
EMEA	135,553	126,575	266,377		249,888
Asia Pacific	171,850	114,539	312,863		228,483
China	51,251	40,546	83,610		67,394
Worldwide net sales	688,806	571,805	1,307,439		1,093,488
Cost of Sales	136,561	122,442	277,033	(1)	224,842
Gross Profit	552,245	449,363	1,030,406		868,646
Royalty Overrides	224,780	186,750	432,099		362,282
SGA	211,110	190,794	417,993	(1)	372,252
Operating Income	116,355	71,819	180,314		134,112
Interest Expense - net	2,146	1,338	4,099		3,050
Income before income taxes	114,209	70,481	176,215		131,062
Income Taxes	32,276	22,228	42,411	(1)	41,267
Net Income	$81,933	$48,253	$133,804		$89,795

Basic Shares	59,527	61,642	59,843		61,583
Diluted Shares	62,103	62,929	62,389		62,413

Basic EPS	$1.38	$0.78	$2.24		$1.46
Diluted EPS	$1.32	$0.77	$2.14		$1.44

Dividends declared per share	$0.20	$0.20	$0.40		$0.40

[1] Includes impact of items related to adoption of highly-inflationary accounting in Venezuela that are further discussed in Schedule B – "Reconciliation of
Non-GAAP Financial Measures”

Herbalife Ltd.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Jun 30,	Dec 31,
	2010	2009

ASSETS
Current Assets:
Cash & cash equivalents	$170,218	$150,801
Receivables, net	85,411	76,958
Inventories	152,035	145,962
Prepaid expenses and other current assets	114,097	101,181
Deferred income taxes	53,546	38,600
Total Current Assets	575,307	513,502

Property and equipment, net	167,320	178,009
Deferred compensation plan assets	16,724	17,410
Deferred financing cost, net	1,250	1,498
Other assets	22,587	21,306
Marketing related intangibles and other intangible assets, net	311,091	311,782
Goodwill	102,899	102,543
Total Assets	$1,197,178	$1,146,050

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$48,318	$37,330
Royalty Overrides	141,017	144,689
Accrued compensation	52,100	65,043
Accrued expenses	117,090	107,943
Current portion of long term debt	3,071	12,402
Advance sales deposits	51,770	22,261
Income taxes payable	29,126	40,298
Total Current Liabilities	442,492	429,966

Non-current liabilities
Long-term debt, net of current portion	240,280	237,931
Deferred compensation	17,358	16,629
Deferred income taxes	79,273	77,613
Other non-current liabilities	23,659	24,600
Total Liabilities	803,062	786,739

Contingencies

Shareholders' equity:
Common shares	118	120
Additional paid in capital	232,735	222,882
Accumulated other comprehensive loss	(39,126)	(23,396)
Retained earnings	200,389	159,705

Total Shareholders' Equity	394,116	359,311

Total Liabilities and Shareholders' Equity	$1,197,178	$1,146,050

Herbalife Ltd.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	6/30/2010	6/30/2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$133,804	$89,795
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,403	29,686
(Excess) Deficiency in tax benefits from share-based payment arrangements	(4,705)	982
Share-based compensation expenses	10,820	10,024
Amortization of discount and deferred financing costs	248	244
Deferred income taxes	(15,053)	(1,657)
Unrealized foreign exchange transaction (gain) loss	(12,345)	2,545
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	15,131	—
Other	1,619	154
Changes in operating assets and liabilities:
Receivables	(11,616)	(4,938)
Inventories	(12,172)	12,022
Prepaid expenses and other current assets	(15,099)	971
Other assets	(2,229)	(679)
Accounts payable	13,781	1,202
Royalty overrides	1,072	(3,622)
Accrued expenses and accrued compensation	5,670	(19,587)
Advance sales deposits	30,937	17,164
Income taxes payable	(4,604)	(12,599)
Deferred compensation plan liability	729	557
NET CASH PROVIDED BY OPERATING ACTIVITIES	170,391	122,264
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property	(23,917)	(26,801)
Proceeds from sale of property	6	60
Deferred compensation plan assets	686	(252)
NET CASH USED IN INVESTING ACTIVITIES	(23,225)	(26,993)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(24,061)	(24,617)
Borrowings from long-term debt	229,000	59,000
Principal payments on long-term debt	(235,715)	(97,009)
Share repurchases	(79,220)	(972)
Excess (Deficiency in) tax benefits from share-based payment arrangements	4,705	(982)
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	4,400	791
NET CASH USED IN FINANCING ACTIVITIES	(100,891)	(63,789)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(26,858)	(893)
NET CHANGE IN CASH AND CASH EQUIVALENTS	19,417	30,589
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	150,801	150,847
CASH AND CASH EQUIVALENTS, END OF PERIOD	$170,218	$181,436
CASH PAID DURING THE PERIOD
Interest paid	$4,988	$6,560
Income taxes paid, net	$58,718	$54,473
NON CASH ACTIVITIES
Assets acquired under capital leases and other long-term debt	$—	$327

Herbalife Ltd
Volume Points by Region
(Unaudited, In thousands)

	Three Months Ended June 30,
	2010	2009	% Change

North America	242,819	200,457	21.1%
Asia Pacific (excluding China)	191,628	125,410	52.8%
EMEA	127,470	117,346	8.6%
Mexico	137,752	124,270	10.8%
South & Central America	96,155	97,968	(1.9%)
China	41,224	32,802	25.7%
Worldwide	837,048	698,253	19.9%

SUPPLEMENTAL INFORMATION SCHEDULE A: FINANCIAL GUIDANCE 2010 Guidance For the Three Months Ending September 30, 2010 and Twelve Months Ending December 31, 2010

	Three Months Ending		Twelve Months Ending
	September 30, 2010		December 31, 2010
	Low	High	Low	High

Volume point growth vs 2009	13.0%	15.0%	12.0%	14.0%
Net sales growth vs 2009	13.0%	15.0%	15.0%	17.0%
EPS [1]	$0.99	$1.03	$4.30	$4.40
Cap Ex ($ millions)	$20.0	$25.0	$70.0	$80.0
Effective Tax Rate [1]	30.5%	31.5%	29.0%	30.0%

[1] FY’10 guidance excludes the impact from the first quarter implementation of highly inflationary accounting in Venezuela.

SCHEDULE B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited), (Dollars in Thousands, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 6/30/2010
	Reported	Adjusting	Adjusted
	(GAAP)	Items	(Non-GAAP)
Net Sales	$688,806		$688,806
Cost of Sales	136,561		136,561
Gross Profit	552,245		552,245
Royalty Overrides	224,780		224,780
SGA	211,110		211,110
Operating Income	116,355		116,355
Interest Expense - net	2,146		2,146
Income before income taxes	114,209		114,209
Income Taxes	32,276		32,276
Net Income	$81,933		$81,933

Diluted EPS	$1.32		$1.32

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 6/30/2009
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$571,805			$571,805
Cost of Sales	122,442			122,442
Gross Profit	449,363			449,363
Royalty Overrides	186,750			186,750
SGA	190,794	$(814)	[1]	189,980
Operating Income	71,819	814		72,633
Interest Expense - net	1,338			1,338
Income before income taxes	70,481	814		71,295
Income Taxes	22,228	(277)	[1]	21,951
Net Income	$48,253	$1,091		$49,344

Diluted EPS	$0.77	$0.02		$0.78	[2]

[1] Related to international income tax audit settlement
[2] Amounts may not total due to rounding

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Six Months Ended 6/30/2010
	Reported	Venezuela		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$1,307,439			$1,307,439
Cost of Sales	277,033	$(12,715)	[1]	264,318
Gross Profit	1,030,406	12,715		1,043,121
Royalty Overrides	432,099			432,099
SGA	417,993	(11,390)	[2]	406,603
Operating Income	180,314	24,105		204,419
Interest Expense - net	4,099			4,099
Income before income taxes	176,215	24,105		200,320
Income Taxes	42,411	14,452	[3]	56,863
Net Income	$133,804	$9,653		$143,457

Diluted EPS	$2.14	$0.15		$2.30	[4]

1 Incremental U.S. dollar costs of 2009 imports which were recorded at the unfavorable parallel  market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold

2 Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI

3 Favorable income taxes related to Venezuela becoming highly inflationary economy
4 Amounts may not total due to rounding

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Six Months Ended 6/30/2009
	Reported	Adjusting		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	$1,093,488			$1,093,488
Cost of Sales	224,842			224,842
Gross Profit	868,646			868,646
Royalty Overrides	362,282			362,282
SGA	372,252	$(1,404)	[1]	370,848
Operating Income	134,112	1,404		135,516
Interest Expense - net	3,050			3,050
Income before income taxes	131,062	1,404		132,466
Income Taxes	41,267	(92)	[1]	41,175
Net Income	$89,795	$1,496		$91,291

Diluted EPS	$1.44	$0.02		$1.46

[1] Related to restructuring charge of $590 with tax benefit of $185 and an international income tax audit settlement of $814 with tax charge of $277.

The following is a reconciliation of total long-term debt to net debt:

	6/30/2010	12/31/2009

Total long-term debt (current and long-term portion)	$243,351	$250,333
Less: Cash and cash equivalents	170,218	150,801
Net debt	$73,133	$99,532

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
(213) 745-0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
(213) 745-0474